UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 18, 2020, Eagle Materials Inc., a Delaware corporation (the “Company”), sold its Oil and Gas Proppants business (the “Proppants Business”) to Smart Sand, Inc., a Delaware corporation (the “Purchaser”), pursuant to an Equity Purchase and Sale Agreement (the “Purchase Agreement”) between the Company and the Purchaser. As previously reported, prior to the sale transaction, the Company had taken steps to curtail operations of the Proppants Business due to, among other things, adverse market conditions. After giving effect to the sale contemplated by the Purchase Agreement, the Company will no longer be engaged in the Proppants Business.

The purchase price (the “Purchase Price”) paid by the Purchaser for the acquisition of the Proppants Business was $2,000,000, paid in shares of common stock of the Purchaser valued at an agreed price per share of $1.33. The Purchase Price is subject to certain customary post-closing adjustments as provided in the Purchase Agreement. The shares delivered to the Company by the Purchaser are not registered under federal or state securities laws, and accordingly, the resale thereof is subject to restrictions under such laws. A portion of the Purchase Price was placed into escrow to secure certain of the Company’s indemnification obligations.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions, which are subject to specified limitations. The indemnification provided by the Company under the Purchase Agreement covers breaches of representations, warranties and covenants along with assets and liabilities retained by the Company. In connection with the execution of the Purchase Agreement, the Company also entered into a Loan and Security Agreement, dated September 18, 2020 (the “Loan and Security Agreement”), by and among the Company, as lender, the Purchaser, as borrower, and other parties thereto. Pursuant to the Loan and Security Agreement, the Company will loan up to $5,000,000 to the Purchaser for working capital and operating, maintenance, and administrative expenses of the Proppants Business during the one-year period following the Closing. Up to 50% of the amounts outstanding under the Loan and Security Agreement may be repaid by the Purchaser in shares of the Purchaser’s common stock. Borrowings under the Loan and Security Agreement will bear interest at a fixed rate of 6.00% per annum during the one-year period following the Closing and any amounts not repaid one year following the Closing will bear interest at a fixed rate of 8.00% per annum and will mature on September 18, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: September 18, 2020